 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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POLE PERFECT STUDIOS, INC.
(Exact name of registrant as specified in its charter)

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Nevada	7911	74-3237581
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
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3457 Rockcliff Place
Longwood, Florida 32779
(407) 733-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Tammy Skalko
President and Chief Executive Officer
3457 Rockcliff Place
Longwood, Florida 32779
(407) 733-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Genesis Corporate Development, LLC
1500 Cliff Branch Drive
Henderson, Nevada 89014
(509) 781-0137
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Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	1,100,000	$0.07[1]	$77,000	$3.03 [2]

[1]      No exchange or over-the-counter market exists for Pole Perfect Studios, Inc. common stock.  The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2]     Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act”.  Estimated for the sole purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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POLE PERFECT STUDIOS, INC.

PROSPECTUS

1,100,000 shares of Common Stock
$0.07 per share

Offered by Pole Perfect Studios, Inc.

Securities Being Offered by Pole Perfect Studios, Inc.	Pole Perfect Studios, Inc. is offering 1,100,000 shares at an offering price of $0.07 per share. There is currently no public market for the common stock.

Minimum Number of Shares To Be Sold in This Offering	None

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1.	Pole Perfect Studios, Inc. is not using an underwriter for this offering.
2.
The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. Pole Perfect Studios, Inc. will pay all such costs, which it believes to be $12,003.03.

3.	There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.
4.	Pole Perfect Studios, Inc. may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective.

	Per Share (Non Minimum)	If Maximum Sold by Pole Perfect Studios, Inc. (1,100,000)
Price to Public	$0.07	$0.07
Underwriting Discounts/Commissions	0.00	0.00
Proceeds to Registrant	$0.07	$77,000

This offering involves a high degree of risk; see "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Pole Perfect Studios, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of this Prospectus is _________, 2008

TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS	PAGE

PROSPECTUS SUMMARY	1
Pole Perfect Studios, Inc.	1
The Offering	2
Selected Financial Data	3
RISK FACTORS	4
Risk Factors Relating to Pole Perfect Studios, Inc.	4
Risk Factors Relating to this Offering	7
USE OF PROCEEDS	10
DETERMINATION OF OFFERING PRICE	11
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	11
SELLING SHAREHOLDERS	12
PLAN OF DISTRIBUTION; TERMS OF OFFERING	12
Section 15(g) of the Exchange Act	13
Procedures for Subscribing	14
Right to Accept or Reject Subscriptions	14
Offering Period and Expiration Date	14
DESCRIPTION OF BUSINESS	14
Background	14
Business	15
Competition	15
Government Regulations	17
Employees	17
Facilities	17
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	18
Changes in Disagreements With Accountants on Accounting and Financial Disclosure	20
Security Ownership of Certain Beneficial Owners and Management	21
Director, Executive Officer, Promoters and Control Persons	21
Executive Compensation	23
Code of Ethics	23
Corporate Governance	23
Market for Common Stock and Related Shareholder Matters	24
DESCRIPTION OF SECURITIES TO BE REGISTERED	25
INTERESTS OF NAMED EXPERTS AND COUNSEL	26
Legal Proceedings	27
Transactions with Related Persons, Promoters and Certain Control Persons	26
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	27
FINANCIAL STATEMENTS	F-1 to F-9

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS	30
INDEMNIFICATION OF DIRECTORS AND OFFICERS	30
OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION	31
RECENT SALE OF UNREGISTERED SECURITIES	31
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES	31
UNDERTAKINGS	32
SIGNATURES	32

SUMMARY INFORMATION

Prospectus Summary:  The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4 - 9.

Pole Perfect Studios, Inc.

Pole Perfect Studios, Inc. ("Pole Perfect Studios" or “The Company”) is a development stage Company that was incorporated on October 30, 2007, under the laws of the State of Nevada. Its primary business objective is to develop and market feminine fitness dance studios utilizing the unique advantages of pole dancing.

Pole Perfect Studios was formed to offer an alternative to public gyms where many females feel self-conscience about working out with members of both genders. Many women simply find the work out process to be boring. The Company aims to add the element of fun to the process of getting and keeping fit. The ultimate objective is to become a major participant in the fitness industry dedicated to women’s fitness. The Company will offer a proven workout that will combine dance training and sustained cardiovascular activity provided in a safe and supportive environment. The Pole Perfect fitness program will allow a client, with family and work responsibilities, to get a complete aerobic and strength training in just a commitment of 30 minutes. The system is built around an easy to learn dance routine centered around a “fireman’s pole” often found in gentleman’s clubs. There are no cumbersome weight machines to manage. The system is designed specifically for women. Pole Perfect will create an atmosphere that is fun.

Since becoming incorporated, Pole Perfect Studios has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Pole Perfect Studios has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.  Our fiscal year end is December 31st.

Pole Perfect Studios intends to establish itself as a one stop shop specializing in services that will be attractive to today’s busy working women, with prices and operating hours that will accommodate their busy schedules.  The Company will identify a range of services most in demand within its marketing area and maintain operating hours that will meet the needs of working women.

Pole Perfect Studios intends to create brand name awareness amongst health and fitness seekers with incomes sufficiently high to justify the purchase of our menu offerings. The targeted market is middle class married and working women.

Pole Perfect Studios’ website is, www.poleperfectstudio.com.

As of December 31, 2007, the date of the Company's last audited financial statements, Pole Perfect Studios has raised $29,000 through the sale of common stock. There is approximately $17,000 cash on hand and in the corporate bank accounts. Pole Perfect Studios currently has no liabilities. In addition, Pole Perfect Studios anticipates additional costs associated with this offering will be approximately 12,003.03. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of Pole Perfect Studios filed with this prospectus.

Since our inception, we have been engaged in business planning activities, including researching the industry, developing our economic models and financial forecasts, performing due diligence regarding potential geographic locations most suitable for our services, investigating real estate locations suitable for operating units, costing of future build-out costs and identifying future sources of capital.

We are a small, start-up company that has not generated any significant revenues and we lack a stable customer base.  Since our inception on October 30, 2007 through December 31, 2007, the date of our audited statements, we did not generate any significant revenues and have incurred a cumulative net loss of $15,000. We believe that the $77,000 in funds to be received from the sale of our common equity will be sufficient to finance our efforts to become fully operational and carry us through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of memberships will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this registration statement.

The principal offices are located at 3457 Rockcliff Place, Longwood, Florida 32779. The telephone number is (407) 733-4200. The fax number is (407) 829-8989.

Pole Perfect Studios, Inc. currently has two officers and two directors.  These individuals allocate time and personal resources to the Company on a part-time basis.

As of the date of this prospectus, the Company has 3,754,639 shares of $0.001 par value common stock issued and outstanding.

Management

Currently, Pole Perfect Studios has two Officers and two Directors. Our Officers and Directors have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of Pole Perfect Studios. Other than the Officers/Directors, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

The Offering

Pole Perfect Studios’ common stock is not presently traded on any market or securities exchange. 3,754,639 shares of common stock are issued and outstanding as of the date of this prospectus. Pole Perfect Studios plans to offer its shares to the public, with no minimum amount to be sold.

Pole Perfect Studios is offering for sale common stock.  If we are unable to sell its stock and raise money, Pole Perfect Studios’ business would fail as it would be unable to complete its business plan.

Pole Perfect Studios is offering up to 1,100,000 shares of common stock at an offering price of $0.07 per share. There is currently no public market for the common stock. Pole Perfect Studios intends to apply to have the common stock quoted on the OTC Bulletin Board (OTC BB). No trading symbol has yet been assigned. Pole Perfect Studios’ Officers, Directors and affiliates own 3,600,000 shares of Restricted Common Stock.  Two non-affiliated entities own 154,639 shares of Restricted Common Stock. The Shares are being offered for a period of one hundred eighty (180) days, however, Pole Perfect Studios, Inc. may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective.

There are 3,754,639 shares of common stock issued and outstanding as of the date of this prospectus.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an Financial Industry Regulatory Authority (FINRA) Market Maker to file our application on Form 211 with the, but as of the date of this registration statement, no filing has been made. The current absence of a pubic market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Summary of Financial Data

Period from October 30, 2007 (date of Inception) To December 31, 2007

Revenues	$0

Operating Expenses	$15,000

Earnings (Loss)	$(15,000)

Total Assets	$17,000

Working Capital	$17,000

Shareholder’s Equity	$17,000

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating To Our Business

We are a development stage company and we have a limited operating history upon which you can base an investment decision.

Our company was formed on October 30, 2007, therefore we have a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

In his report dated December 31, 2007, Patrick Rodgers, CPA, a Professional Corporation, stated that our financial statements for the period from our inception to December 31, 2007, were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our recurring losses from operations and our net capital position. We will continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit. Our continued net operating losses and stockholders' equity position increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We are seeking additional financing to fund our operating concept, and if we are unable to obtain funding when needed, we may need to scale back our operations.

We have been financing our operations since our inception on October 30, 2007 with $29,000 in funds raised through sale of our Common Stock to our founding shareholders. We have used the financing to cover costs associated with preparation of this prospectus and general operating expenses. We need additional capital to develop our business plan.  We will endeavor to raise funds through the sale of equity shares and future revenues from operations.

Our operating and capital requirements during the next fiscal year and thereafter will vary based on a number of factors, including the level of revenues and marketing activities for our studios. Accordingly, we expect to need to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to generate adequate revenues or successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

If we are unable to establish and maintain relationships with commercial real estate retail rental agents, insurance providers or attract memberships, we may not be able to continue our operations.

We intend to establish relationships with retailer rental agents in select markets in Florida and insurance providers.  However, there is intense competition for prime retail locations suitable for studio locations and we may not be able to attract and retain this group’s interest in light of competitors with larger budgets and pre-existing relationships.  In addition, if we are unable to develop a market for our fitness concept, it will be very difficult, if not impossible, to attract members.

Our ability to open a new facility will be contingent on obtaining proper building and municipal permits. If we are unable to do so, our business will fail.

In order to open a new studio location, construction and operating permits must be acquired from various governmental agencies. Depending upon zoning, our proposed usage may be unacceptable to these governing bodies. In such circumstances, we will be forced to abandon the location and seek out another. If no suitable location can be found, our business will fail.

We may be unable to manage our growth or implement our intended expansion into the market for our feminine  specific fitness concept.

Our executive officers have limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition into a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. In particular, these new obligations will require substantial attention from our management and divert their attention away from the day-to-day management of our business, which could materially and adversely impact our business operations.

Furthermore we may not be able to develop sales and marketing programs sufficient to drive new membership to levels consistent with profitable operations.  In addition, we may be unable to develop a client base, or implement the other features of our business strategy at the rate or to the extent presently planned because we are a small growing company. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

If we are unable to retain the services of Tammy Skalko, or if we are unable to recruit qualified personnel having experience in our business, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued services of Tammy Skalko, our founder, President and a director.  We believe that our ability to increase our customer support capability and to attract, train, and retain qualified technical, sales, marketing, and management personnel, will be a critical factor to our future success.

As a result of becoming a reporting company, our expenses will increase significantly.

As a result of becoming a reporting company whose shares are registered pursuant to Section 12 of the Securities Act, our ongoing expenses are expected to increase significantly, including expenses in compensation to our officers, ongoing public company expenses, including increased legal, accounting expenses as a result of our status as a reporting company, and expenses incurred in complying with the internal control requirements of the Sarbanes-Oxley Act.  These increased expenses will negatively impact our ability to become profitable.

We may not be able to compete successfully.

Although our health and fitness system represents a new concept, and although at present time we are aware of only a limited number of companies that have publicly disclosed their attempts to develop a similar operating concept, we anticipate that a number of companies are or will attempt to develop similar operations that compete or will compete with our dance studios.  Further, even if we are first to market with a concept of this type, because of the size of the market for fitness related concepts, we anticipate that the market will be entered by a variety of competitors, many of which will offer a range of services in areas other than those in which we provide, which may make our competitors more attractive to prospective customers.  In addition, many, if not all of our competitors and potential competitors will initially be larger and have greater financial resources than we do. Some of the companies with which we may now be in competition, or with which we may compete in the future, have or may have more extensive research, marketing and choice of location capabilities and significantly greater financial and personnel resources than we do, and may be better positioned to continue to improve their operations in order to compete in an evolving industry. Further, competition in this industry may evolve rapidly once an initially successful concept is introduced, making timely operational innovations and use of new marketing techniques essential to our success in the marketplace. The introduction by our competitors of dance as a fitness technique with improved marketing or features may render any concept we initially market obsolete and less attractive to potential members. If we do not have available to us financial means that will enable us to respond to industry changes in a timely manner, or if our product offering does not perform well, our business and financial condition will be adversely affected.

The fitness techniques we have developed may not gain market acceptance.

Our use of pole dancing as a fitness vehicle is a new concept.  As with any new concept, in order for us to be successful, this concept must gain market acceptance.  Since the techniques that we are introducing to the marketplace will encroach upon markets that presently are serviced by fitness centers utilizing competing methods, meaningful commercial markets may not develop for our competing concept.

We may be subject to product liability claims which could harm our financial condition and operating results.

The service we provide to the fitness minded public exposes us to potential liability claims. Customers and members may sue us if any of our services that we provide results in injury to the client. We do not currently maintain insurance coverage. We plan on obtaining insurance coverage upon commercialization of our studios. Any liability claim would have to be paid out of cash reserves, which could have a material adverse effect on our business, financial condition, results of operations and cash flows and force us to curtail or cease our business operations. Furthermore, liability claims, whether or not valid or successfully prosecuted, could require us to spend significant time and money on defending our name and our studios. As such, any liability claim likely would harm our reputation in the fitness industry and our ability to develop and market our concept in the future would be adversely affected.

Additional financing will be necessary for the implementation of our marketing strategy for our operating concept.

In developing and implementing our marketing strategy for our pole dancing fitness concept, we will need to further develop our website, business model, produce infomercials and print ad campaigns. Once the marketing plans are implemented we will need to hire additional employees for the operation of our business. Accordingly, we expect to need to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed, or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

Our business, financial condition and results of operations will suffer if we do not accurately forecast customers' demands for our services.

Because of our reliance on retail leasing agents, new location lead times are relatively long. Therefore, we must commit to new studio locations well in advance of membership demand for our services. If we fail to forecast consumer demands accurately, we may encounter difficulties in meeting client’s needs or may find that members are not renewing memberships because of lack of convenient facilities. Our relatively long lead time may result in excess capacity and will cost us money to maintain unused capacity. Any of these results could have a material adverse effect on our business, financial condition and results of operations.

Economic factors may impact consumers spending on our products.

Consumer spending on health and fitness is related somewhat to economic conditions and could fluctuate in any economic condition.  Shifts in consumer spending habits or loss of disposable income due to adverse economic, political or other financial conditions could have a profound impact on our business.  Our ability to market our studio offering is directly affected by the consumer’s belief that our fitness concept will be an advantage to them in their pursuit of health and fitness conducted in a safe and supportive environment.

Pole Perfect Studios has limited financial resources at present and proceeds from the offering may not be used to fully develop its business.

Pole Perfect Studios has limited financial resources as of December 31, 2007 with only $17,000.00 of cash on hand. If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of Pole Perfect’s stock to general administrative functions. If Pole Perfect is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become listed on the OTC BB; advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships and retain and/or compensate professional advisors.

Pole Perfect has no customers to date, and may not develop sufficient customers to stay in business.

Pole Perfect has not sold any products or provided any services, and may be unable to do so in the future. In addition, if Pole Perfect is unable to develop sufficient customers for its products and services, it will not generate enough revenue to sustain its business, and may have to adjust its business plan, or it may fail.

Risks Related to Our Common Stock

Because we do not have an Escrow or Trust Account for Investor’s Subscriptions, if we file for Bankruptcy Protection or are forced into Bankruptcy Protection, Investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the operation of our dance studios.

We are controlled by current officers, directors and principal stockholders.

Our directors, executive officers and principal stockholders and their affiliates beneficially own approximately 95.88% of the outstanding shares of our common stock. So long as our directors, executive officers and principal stockholders and their affiliates control a majority of our fully diluted equity, they will continue to have the ability to elect our directors and determine the outcome of votes by our stockholders on corporate matters, including mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval.   This controlling interest may have a negative impact on the market price of our common stock by discouraging third-party investors.

If you purchase shares in this offering, you will experience immediate and substantial dilution.

The $0.07 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

There is presently no market for our common stock. Any failure to develop or maintain a trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. While we will attempt to have our common stock quoted on the Over-The-Counter Bulletin Board, since the OTC Bulleting Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Even if our common stock is quoted on the OTC Bulletin Board, the OTC Bulletin Board provides a limited trading market. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Our stock is a Penny Stock.  Trading of our stock may be restricted by the SEC’s Penny Stock regulations and the FINRA’s Sales Practices requirements, which may limit a stockholder’s ability to buy and sell our stock.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years. Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”. Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers

•
the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the Over-The-Counter Bulletin Board, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

Sales of our stock under Rule 144 could reduce the market price of our shares.

All of the 3,754,639 shares of our common stock held by affiliates are restricted securities under Rule 144 of the Securities Act of 1933. None of our shares held by affiliates are currently eligible for resale until 90 days after the effective date of this registration statement. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of not less than one-year, may not sell more than one percent of the total issued and outstanding shares in any 90 day period and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to re-sales of shares under Rule 144(k). The availability for sale of substantial quantities of common stock under Rule 144 could reduce prevailing market prices of our securities.

Because we do not have an audit committee, shareholders will have to rely on the Directors who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The two members of the Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

USE OF PROCEEDS

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. Pole Perfect Studios uses words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.07. There is no assurance that Pole Perfect Studios will raise the full $77,000 as anticipated.
Use of Proceeds

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company. For further discussion see Plan of Operation on page 18:

	If 25% Shares Sold	If 50% Shares Sold	If 75% Shares Sold	If 100% Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$19,250	$38,500	$57,750	$77,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional Fees	$2,000	$2,000	$2,000	$2,000
Blue Sky Fees	$500	$500	$500	$500
Edgar Agent Fees	$800	$800	$800	$800
Transfer Agent Fees	$1,500	$1,500	$1,500	$1,500

SUB-TOTAL	$4,800	$4,800	$4,800	$4,800

Net Proceeds From Offering	$14,450	$33,700	$52,950	$72,200

Less: USE OF NET PROCEEDS
Accounting Legal and Professional Fees	$1,000	$1,500	$3,000	$4,000
Office Equipment and Furniture	$1,000	$1,000	$2,000	$2,000
Office Supplies	$500	$500	$500	$1,000
Salaries	$2,000	$3,000	$4,500	$8,000

SUB-TOTAL	$4,500	$6,000	$10,000	$15,000

Less: LEASE DEVELOPMENT
Consulting	$4,250	$9,000	$10,000	$14,000
Travel	$5,000	$6,000	$7,000	$7,500

SUB-TOTAL	$9,250	$15,000	$17,000	$21,500

Less: ADMINISTRATIONEXPENSES
Office, Telephone, Internet	$500	$700	$1,500	$1,500
Working Capital	$1,200	$13,000	$24,450	$34,200

SUB-TOTAL	$1,700	$13,700	$25,950	$35,700

TOTALS	$19,250	$38,500	$57,750	$77,000
The above figures represent only estimated costs.

Once the Company has successfully identified the promotional type of products it would like to carry in its product line, the Company will purchase a limited number of samples of the selected products to showcase on its website and in its studios.

The Company will hire an Internet consultant to design and improve the Company’s website that would showcase the products and the ambience of the studio as well as what we have to offer to prospective clients.

There are several trade shows in America that are dedicated to the health and fitness industries. The Company would, at a minimum, attend such trade shows.

Legal and accounting fees refer to the normal legal and accounting costs associated with filing this Registration Statement.

Readers will note that Pole Perfect Studios has already raised a total of $29,000 from the sale of stock. A total of $29,000 has been raised from the sale of stock to our Officers, Directors, affiliate and two non non-affiliates contributed $3,000 in services — this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are believed to be $12,003.03. As of December 31, 2007, Pole Perfect Studios had a balance of $17,000 in cash. Some services related to this offering were paid for in Common stock rather than cash payment. This will not allow Pole Perfect Studios to pay the entire expenses of this offer from cash on hand. After the Company closes the offering, $4,800 of the offering expenses are anticipated to be paid out of the proceeds of this offering.

One of the purposes of the offering is to create an equity market, which allows Pole Perfect Studios to more easily raise capital, since a publicly traded Company has more flexibility in its financing offerings than one that does not.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. Pole Perfect Studios’ offering price for shares sold pursuant to this offering is set at $0.07. Our founding shareholders paid $0.00806 per share and the two non affiliates paid $0.0194 per share for their common stock. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Pole Perfect Studios stock) and the high level of risk considering the lack of operating history of Pole Perfect Studios.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $94,000 or $0.0193629 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate dilution of approximately $0.050637 per share while our present stockholders will receive an increase of $0.014835 per share in the net tangible book value of the shares they hold.  This will result in a 72.86% dilution for purchasers of stock in this offering.

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The following table illustrates the dilution to the purchasers of the Common Stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if only 25%, 50%, 75%  of the shares are sold, as well as the dilution if all shares are sold:

	25% of	50% of	75% of	Maximum
	Offering	Offering	Offering	Offering

Offering Price Per Share	$0.07	$0.07	$0.07	$0.07

Book Value Per Share Before the Offering	$0.0045277	$0.0045277	$0.0045277	$0.0045277

Book Value Per Share After the Offering	$0.0089958	$0.0128931	$0.0163222	$0.0193629

Net Increase to Original Shareholders	$0.0044680	$0.0083650	$0.0117950	$0.0148350

Decrease in Investment to New Shareholders	$0.0610040	$0.0571070	$0.0536780	$0.0506370

Dilution to New Shareholders (%)	87.15%	81.58%	76.68%	72.86%

SELLING SHAREHOLDERS

All proceeds from this offering will go to the Company. There are no selling shareholders and neither officer of the Corporation will purchase any of the shares offered under this prospectus.

PLAN OF DISTRIBUTION

This offering will be conducted on a best-efforts basis utilizing the efforts of the officers and directors of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances.  The intended methods of communication include, without limitation, telephone, electronic communication, such as email and personal contact.  In their endeavors to sell this offering, they do not intend to use any mass advertising methods such as the internet or print media. There can be no assurance that all, or any, of the shares will be sold.

No officer or director of PPS will receive commissions for any sales they originate on PPS’s behalf.  PPS believes that its officers and directors, Tammy Skalko and James Beshara, are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, they:

1. Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Are not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Are not an associated person of a broker or dealer; and

4.  Each meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, PPS has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if PPS were to enter into such arrangements, PPS will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which PPS has complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, PPS has not identified the specific states where the offering will be sold.  PPS will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Section 15(g) of the Exchange Act

Our shares are "Penny Stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock. Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

TERMS OF OFFERING

Procedures for Subscribing

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full to Pole Perfect Studios, Inc. 3457 Rockcliff Place, Longwood, Florida 32779. All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. PPS reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once PPS accepts a subscription, the subscriber cannot withdraw it.

If you decide to subscribe for any shares in this offering, you must:

•	execute and deliver a subscription agreement; and

•	deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Pole Perfect Studios, Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 730 days.

DESCRIPTION OF BUSINESS

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from Pole Perfect Studios. No assets will be or are expected to be acquired from any promoter on behalf of Pole Perfect Studios. In addition, see Transactions with Related Persons, Promoters and Certain Control Persons on page 26.

Our Business

We are a development stage enterprise. Pole Perfect Studios, Inc. was incorporated on October 30, 2007, in the state of Nevada to enter into health and fitness industries.

Pole Perfect Studios has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Pole Perfect Studios has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Pole Perfect Studios is not a blank check registrant as defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan and purpose.

We intend to operate a dance studio offering a full line of services to its clients in a one stop environment. Our Company intends to offer a full range of services not traditionally found at health and fitness centers that caters to both genders.

We are a development stage Company that has generated no revenues from operations since our inception on October 30, 2007. We have incurred modest losses since our incorporation, have no operations and rely upon the sale of our securities and funds provided by management to cover expenses. In addition, our independent accountant has issued an opinion indicating that there is substantial doubt about our ability to continue as a going concern.

Since our inception, we have been primarily engaged in business planning activities, including researching dance studio design trends, developing our economic models and financial forecasts, performing due diligence regarding potential store front locations, investigating and analyzing income and age demographics for areas surrounding potential locations, evaluating the community’s attitude toward business and searching for providers of additional capital to finance the build-out of our first location.

Additional capital must be obtained by us to implement our business plan and there is no assurance that financing to cover the costs of implementation of our business plan can be obtained. We do not, as of the date of this Prospectus, have any commitments from any provider of capital to provide the required funds.

We are currently working to identify an experienced Internet service provider to develop a comprehensive internet presence. Additionally, we plan on identifying local business organizations for women, service groups, small business development companies, and governmental organizations that may be instrumental in assisting us in making our services known to potential clients.

Local advertising will be initiated when resources become available. Direct mail will be utilized to offer discounts, increase consumer awareness and augment the individual client base.

Competition

The health and fitness industry is mature and has many levels of competition.  The industry in general is very fragmented, although a few large, well-capitalized companies that are both national and regional exist, most of our competition will come from dance studios and fitness centers within our local or regional market.  Most companies have two methods of promoting revenues through corporate efforts consisting mainly of local media exposure and sales and promotions through their internet websites.

Examples of large competitors include Bally Total Fitness, Gold’s Gyms and 24-Hour Fitness. Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers with approximately 400 clubs in the USA, the Caribbean, Mexico, S. Korea and China. With approximately 3.5 million members and over 40 years operating history, they will continue to set the standard for fitness in the USA and abroad.

24-Hour Fitness Worldwide, the world’s largest privately owned and operated fitness center chain, began as a one-club operation in 1983. From the start, 24-Hour Fitness Worldwide Chairman, Mark S. Mastrov, had a vision to make fitness a way of life by creating the ultimate in multi-sport fitness centers and making them affordable and accessible to people of all abilities and fitness levels. They announced in 1994 that they had partnered with investment banking firm McCown DeLeeuw & Co. Soon thereafter the Southern California based Family Fitness Centers chain was acquired and the name 24 Hour Fitness was born. 24 Hour Fitness has since grown to approximately 400 clubs in 16 states and become the largest privately owned and operated fitness center chain in the United States and world. Under current leadership, the company expanded to Asia in 2000 through the purchase of Ray Wilson’s California Fitness Centers, and currently operates facilities in four Asian countries. The company now boasts more than 3 million members clubs worldwide.

Gold’s Gym has been on fitness since 1965 dating back to the original Gold’s Gym in Venice, California. It was the place for serious fitness. Gold’s Gym quickly became known as “The Mecca of Bodybuilding.’’  In 1977, Gold’s Gym received international attention when it was featured in the cult favorite, Pumping Iron, starring Arnold Schwarzenegger and Lou Ferrigno.  From that first gym in Venice, Gold’s Gym has become the largest co-ed gym chain in the world with more than 600 facilities in 43 states and 25 countries

Today, Gold’s Gym has expanded its fitness profile to offer all of the latest equipment and services including, group exercise, personal training, cardiovascular equipment, spinning, Pilates and yoga, while maintaining its core weight lifting tradition with nearly 3 million members world wide.

Dedicated to women's fitness, Curves offers a 30-minute workout that combines strength training and sustained cardiovascular activity utilizing hydraulic resistance. Curves offer a commonsense weight management program that assists women in ending the need for perpetual dieting. Curves have more than 10,000 locations and 4 million members worldwide. Curves growth illustrates to the management of Pole Perfect that women desire a comfort level while working out that only a single gender environment can offer while at the same time achieving their health and weight goals. Pole Perfect desires to offer something others can not to the women who love music, love to dance, desire a healthy body and need the supportive and comforting environment that can only be found where only other women are engaged in their work out routines.

In addition to competing with these giants, insufficient cash flow and lack of marketing expertise may restrict our ability to succeed in the health and fitness sector. There can be no assurance that Pole Perfect Studios will ever be able to compete with any of the competitors described herein.  In addition, there may be other competitors the Company is unaware of at this time that would also impede or prevent the Company’s success.

Please see RISK FACTORS described herein.

Marketing

Many companies are regionally focused firms in terms of locations.  An example includes 24-Hour Fitness, with operations primarily in the Western United States. Hundreds of smaller competitors exist nationwide who operate in their local markets only.  Pole Perfect Studios has not, as of the date of this Prospectus, determined where or when a Company studio will be opened or operated.

Once the Company has secured its initial location and has built out the studio, operating inventory the Company intends to use in their operations will be purchased. Pole Perfect Studios will embark on a two-pronged marketing campaign. The Company will, through direct marketing and selected media advertisements, target demographic areas most likely to contain potential clients for the services offered by Pole Perfect. These marketing efforts are an integral part of our overall marketing and brand awareness plan.

The Company will develop a comprehensive website for busy working people and internet savvy consumers. The website will offer dance and fitness apparel products for sale as well as the ability to schedule a workout time or personal diet counseling. Customers will find answers to common diet and work out problems. Studio services and prices will be listed as well as the ability for customers to not only schedule an appointment, but to purchase gift certificates as well.

Products and Services

Pole Perfect Studios will focus on branding, adding signature services and offering fitness and weight loss services that are preformed in an environment that will provide the client with a safe and supportive environment in which to work toward achieving their objectives. Pole Perfect Studios will use music of many genres to create a fun and relaxing atmosphere. We will identify the most popular types of music and will winnow or de-emphasize less popular ones. In this way, the objective on the part of management is to build a environment that appeals to the broadest cross section of their targeted client base. Pole Perfect Studios intends to be creative in educating clients as to the value of getting fit and loosing weight.  As part of branding, our services will have a local flavor. The idea is to create an atmosphere that is inviting and makes the member feel that it is all their own. For example, Pole Perfect Studios intends to have a holistic marketing stance that will include a unique approach to color, aroma, water and music. Each day of the week, colors, floral arrangements, scents, music and other elements that appeal to the senses will be changed.

This industry has enjoyed healthy revenue growth as Americans become more aware of the importance of fitness. Health and social interaction are the main factors that draw members to fitness and recreational clubs, along with appearance-related factors including muscle tone, looking better and weight control. The media has played its part, with an increased emphasis on appearance and wellness.

Competitive Advantages

Pole Perfect Studios intends to compete with its local counterparts by offering more services and products to busy working women that competitors currently do not provide. In addition, the industry averages less than ten percent of their total revenues from the sale of fitness and apparel products. Pole Perfect Studios plans to train their professional employees on customer service and selling techniques designed to raise the percentage of total revenues derived from the sale of these products and services.

Please see RISK FACTORS described herein.

Website Consultant

As of the date of this Prospectus, Pole Perfect Studios has not hired any Consultants to assist in the improvement of our website or studio design.  When and if this registration becomes effective, the Company will interview and hire a Website and design Consultants to perform the following:

•	Design, construct and implement the website
•	Create and optimize graphics interface and HTML files to be uploaded onto a web server
•	Create navigation functionality and link set up onto multiple HTML pages
•	Design corporate logo
•	Assist in developing an overall internet marketing strategy to include links to industry related sites, placement of banners ads, search engine positioning, and email marketing campaigns.
•	Create a colorful and pleasing design for our studio with the objective of appealing to the broadest possible audience

Government Regulations

There are no known requirements for any governmental approval or licenses other than the possibility of local business licenses.

Employees

Other than Pole Perfect Studios’ Directors and Officers who are currently donating their time to the development of the Company, there are no employees of the Company. Pole Perfect Studios has no intention to hire employees until the business has been successfully launched with sales revenues flowing into it. Pole Perfect Studios’ Officers and Directors intend to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of the products. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

Facilities

Our executive, administrative and operating offices are located at 3457 Rockcliff Place, Longwood, Florida 32779. Our President, Ms. Skalko makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to install a number of traditional retail operations. We believe the technical aspects of our website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last 12 months.

We have only two officers and directors. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise $77,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months.

Upon completion of our public offering, our specific goal is to profitably develop our website. We intend to accomplish the foregoing through the following milestones:

•
Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on selling as many of the registered shares as we can during this period.

•
After completing the offering, we will immediately hire an outside web designer to begin development of our website and begin negotiations with retail rental agents to locate and secure a site for our first Pole Perfect Dance Studio. The negotiation with rental agents and the development and maintenance of the website, will be ongoing during the life of our operations. Locating and developing a workable version of our first studio will take approximately twelve (12) months, and developing contacts and negotiating additional funding  will take approximately nine (9) months. A detailed breakdown of the costs of developing our website and negotiating a suitable location for our first studio location is set forth in the Use of Proceeds section of this prospectus.

•
Approximately 90 days after we complete our public offering, we intend to promote our website primarily through viral marketing, such as blogs, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth. We also intend to use search engine optimization, the marketing of our fitness concept via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers. We believe that it will cost a minimum of $4,250 for our marketing campaign. Marketing is an on-going matter that will continue during the life of our operations. A detailed breakdown of marketing costs for 12 months is set forth in the Use of Proceeds section of this prospectus.

Until our operating concept is fully operational we will not be able to sell our services. If we are unable to negotiate suitable terms with retail rental agents for suitable space in which to locate our studios and to conduct our operations, and if we are unable to attract customers to our facilities, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not have any plans to conduct any other form of business.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we have to develop our website for the purpose creating the necessary brand identity and educate consumers as to the unique advantages of our operating and fitness concept; we are seeking equity financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on October 30, 2007 to December 31, 2007, we have sold 3,754,639 shares of common stock to our three (3) founders and two (2) non affiliates. On November 7, 2007, Pole Perfect Studios issued 1,200,000 shares of common stock for total consideration of $9,667 in cash to Tammy Skalko, current Chief Executive Officer and Director of the Company.

On November 7, 2007, Pole Perfect Studios issued 1,200,000 shares of common stock to James Beshara, Secretary of the Company, for $9,667 in cash.

On October 31, 2007, Pole Perfect Studios issued 1,200,000 shares of common stock for total consideration of $9,666 in cash to Harry Stone II, a founder of the Company.

On October 31, 2007, Pole Perfect Studios issued 77,319 shares of common stock for total consideration of $1,500 in exchange for services rendered to Ramsgate Group, Inc.

On October 31, 2007, Pole Perfect Studios issued 77,320 shares of common stock for total consideration of $1,500 in cash to Heartland Managed Risk, LLC.

The Company believes that this issuance of these shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. If we raise $77,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully attract customers to our location, we may quickly use up the proceeds from this offering and will need to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our sole officers and directors are willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by our management team.

Pursuant thereto, if no funds are raised in our offering then Ms. Skalko and Mr. Beshara have agreed not to seek repayment of expenses they have paid on our behalf and we will not be liable to them or any other party for payment of expenses undertaken by management on our behalf. Management believes that if we do not raise $25,000 in this offering, we will not be able to satisfy our cash requirements and will immediately go out of business.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

OFF-BALANCE SHEET ARRANGEMENTS

Pole Perfect Studios does not have any off-balance sheet arrangements.

CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Pole Perfect Studios has no disagreements with our accountants on either accounting or financial disclosures matters.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Pole Perfect Studios to own more than 5% of the outstanding common stock as of October 31, 2007, and by the Officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Common Stock	Tammy Skalko	1,200,000, shares	31.96%
	3457 Rockcliff Place
	Longwood, Florida 32779

Common Stock	James Beshara	1,200,000 shares	31.96%
	35 Watergate
	Unit 1103
	Sarasota, Florida 34236

Common Stock	Harry Stone II	1,200,000 shares	31.96%
	5611 Woodview Drive
	Longwood, Florida 34779

Total Ownership		3,600,000 shares	95.88%

The percent of class is based on 3,754,639 shares of common stock issued and outstanding as of December 31, 2007.

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Pole Perfect Studios’ executive Officer, Director and Control affiliate and their respective ages as of October 31, 2007 are as follows:

Directors:

Name of Director	Age

Tammy Skalko	35

James Beshara	57

Executive Officers:

Name of Officer	Age	Office

Tammy Skalko	35	President, Chief Financial Officer, and

James Beshara	57	Treasurer/Secretary

Harry Stone II	45	Affiliate

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive Officers and Directors for the past five years.

Tammy Skalko, President, Member of the Board of Directors, age 35.

Tammy Skalko has spent the past few years in the field of dance as an instructor as well as performer and choreographer. She recently opened her own dance studio. Previously she was engaged in the luxury residential real estate market for eleven years. For five years she was owner/broker of two real estate companies specializing in high end homes. She graduated from Rollins College with a BS degree in Organizational Communication.

Ms. Skalko currently splits her time approximately equally between her current work obligations and Pole Perfect Studios. This represents a commitment of about 15 hours per week for the Company.

Ms. Skalko will be able to spend up to 15 hours per week on the development of Pole Perfect Studios, Inc. at no cost to the Company.

James Beshara, Secretary, Member if the Board of Directors, Age 57

Mr. Beshara has been a residential, commercial and industrial real estate developer since 1973 and is an entrepreneur with significant interests in a variety of enterprises. From 1982 through 2000, Mr. Beshara was Chief Executive Officer of B&B Construction & Development Company of Ohio, and has manufactured, financed and distributed products in both Taiwan and mainland China for the United States and European markets. He also financed Alternative Construction Company, Melbourne, Florida, Solar Nights Industries, St. Louis, Missouri and Phantom Entertainment, Seattle, Washington.

Harry C. Stone II, CRD 1961250, Control Person, Age 45

Mr. Stone first was licensed by the self regulating body that was previously known as the National Association of Securities Dealers (NASD) and today is known as the Financial Industry Regulatory Authority FINRA in 1989. He has extensive experience in banking, debt and equity financing and trading. He was most recently Director of Corporate Finance with Park Financial from 2003-2007 and co-founded Thomas Anthony & Associates in 2007. Mr. Stone is a graduate of University of Central Florida with a B.S. in Finance and a concentration in Financial Services. He holds the series 7, 24, 55 and 63 licenses.

Pole Perfect Studios’ Officers and Directors has not been involved, during the past five years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

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EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted Stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation

Tammy Skalko	2007	0	0	0	0	0	0	0
Director, President

James Beshara	2007	0	0	0	0	0	0	0
Director,
Secretary/Treasurer

There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended December 31, 2008. There has been no compensation awarded to, earned by, or paid to the executive officer or Directors by any person for services rendered in all capacities to us for the fiscal period ending December 31, 2007.  No compensation is anticipated within the next six months to any officer or director of the Company.

Stock Option Grants

Pole Perfect Studios did not grant any stock options to the executive officer or Directors during the most recent fiscal period ended December 31, 2007. Pole Perfect Studios has also not granted any stock options to the Executive Officers since incorporation on October 30, 2007.

Employment Agreements

There are no employment agreements

Code of Ethics

The Company’s Board of Directors has approved a Code of Ethics for management relating to financial disclosures and filings related to future reporting requirements. A copy of the Code of Ethics will be made available to you by contacting the Company at 3457 Rockcliff Place, Longwood, Florida 32779.

Corporate Governance

The Board of Directors has approved an Internal Control Manual so that management has an organizational guide for the purpose of establishing policy toward Company wide treatment of checks, writing and receiving, as well as the items relating to disclosure to shareholders.

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to Pole Perfect Studios, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts and Officers' Compensation

Since Pole Perfect Studios, Inc.’s incorporation on October 30, 2007, PPS has not paid any compensation to any officer, director or employee.  PPS does not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  PPS does not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

Stock Option Plan and Other Long-Term Incentive Plan

Pole Perfect Studios, Inc. currently does not have existing or proposed option/SAR grants.

Indemnification of Directors and Officers

Pole Perfect Studios, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  PPS indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at PPS request as an officer or director.  PPS may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, PPS best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, Pole Perfect shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Pole Perfect Studios, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Pole Perfect Studios, Inc. or is or was serving at the request of Pole Perfect Studios, Inc. as a director, officer, employee or agent of Pole Perfect Studios, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Pole Perfect Studios, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Pole Perfect Studios, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

As of the date of this prospectus, there is no public market in Pole Perfect Studios, Inc. common stock.  This prospectus is a step toward creating a public market for PPS stock, which may enhance the liquidity of PPS shares. However, there can be no assurance that a meaningful trading market will develop.  Pole Perfect Studios, Inc. and its management make no representation about the present or future value of PPS common stock.

As of the date of this prospectus;

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Pole Perfect Studios, Inc.;

2. There are currently 3,754,639 shares of PPS common stock held by five (5) shareholders, including of its officers and directors Tammy Skalko and James Beshara, that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, Pole Perfect Studios, Inc. has approximately 3,754,639 shares of common stock outstanding held by five (5) shareholders.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

All of the presently outstanding shares of common stock (3,754,639) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 70,000,000 shares of Common Stock, par value $.001 per share. As of December 31, 2007, we had 3,754,639 shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

No Cumulative Voting

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.

PPS has neither declared nor paid any cash dividends on its preferred or common stock.  For the foreseeable future, PPS intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock.

Undesignated Preferred

We are authorized to issue 5,000,000 shares of preferred stock which as of the date of this prospectus remains undesignated with a par value $0.001 per share.  As of December 31, 2007, we had no shares of our preferred stock outstanding.

Market for Securities

There is currently no public trading market for our common stock.

As of December 31, 2007, we had 3,754,639 shares of common stock issued and outstanding and approximately five (5) stockholders of record of our common stock.  This prospectus relates to the sale of 1,100,000 shares of our common stock.

Equity Compensation Plan Information

The Company has no plans for establishing an equity compensation plan, but reserves the right to do so at some time in the future.

Holders

As of the date of this prospectus, Pole Perfect Studios, Inc. has 3,754,639 shares of $0.001 par value common stock issued and outstanding held by five (5) shareholders of record.

Transfer Agent

We will use Delos Stock Transfer, 4412 8th Street SW, Vero Beach, Florida 32968 as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of Pole Perfect Studios, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Patrick Rodgers, CPA, PA, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Pole Perfect Studios’ ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Tammy Skalko, James Beshara and Harry Stone II, Officers, Directors and affiliated person respectively of Pole Perfect Studios, Inc. are considered promoters with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Pole Perfect Studios. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	The Officers and Directors;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

Pole Perfect Studios issued 1,200,000 shares of Common stock to Tammy Skalko for $9,667 cash.  Value was determined as an arms length transaction between non-related parties.

Pole Perfect Studios issued 1,200,000 shares of Common stock to James Bashara for $9,667 cash.  Value was determined as an arms length transaction between non-related parties.

Pole Perfect Studios issued 1,200,000 shares of Common stock to Harry Stone II for $9,666 cash.  Value was determined as an arms length transaction between non-related parties.

Pole Perfect Studios issued 77,320 shares of Common stock to Heartland Managed Risk, LLC for $1,500 in services rendered.  Value was determined as an arms length transaction between non-related parties.

Pole Perfect Studios issued 77,319 shares of Common stock to Ramsgate Group, Inc. for $1,500 in services rendered.  Value was determined as an arms length transaction between non-related parties.

LEGAL PROCEEDINGS

To the best of Pole Perfect Studios’ knowledge, no officer or director has been convicted in a criminal proceeding.

To the best of PPS’s knowledge, no officer or director has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of PPS’s knowledge, no officer or director has been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Pole Perfect Studios, Inc.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

EXPERTS

Patrick Rodgers, A Professional Corporation, Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2007 that appear in this prospectus.  The financial statements referred to are included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of Pole Perfect Studios, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

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POLE PERFECT STUDIOS, INC.

FINANCIAL STATEMENTS

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Patrick Rodgers, CPA, PA
309 E. Citrus Street
Altamonte Springs, FL 32701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Pole Perfect Studios, Inc.

I have audited the accompanying balance sheet of Pole Perfect Studios, Inc. (a development stage company) as of December 31, 2007 and the statements of operations, stockholders’ equity, and cash flows for the period from October 30, 2007 (date of inception) through December 31, 2007.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, these financial statements present fairly, in all material respects, the financial position of Pole Perfect Studios, Inc. as of December 31, 2007 and the results of its operations and its cash flows for the period October 30, 2007 (date of inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is in development stage and has experienced losses from operations since inception.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrick Rodgers, CPA, PA
Altamonte Springs, Florida
April 30, 2008

POLE PERFECT STUDIOS, INC.
(A Development Stage Enterprise)
Balance Sheet
December 31, 2007

ASSETS

Current assets

Cash	$17,000

Total current assets	17,000

Total assets	$17,000

LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value; 5,000,000 shares authorized, no shares issued and outstanding	$-
Common stock, $.001 par value; 70,000,000 shares authorized, 3,754,639 shares issued and outstanding	3,755
Paid-in capital	28,245
Accumulated deficit during development stage	(15,000)

Total stockholders' equity	17,000

Total liabilities and stockholders' equity	$17,000

POLE PERFECT STUDIOS, INC.
(A Development Stage Company)

Statement of Changes in Stockholders' Equity

			Additional	Accumulated Deficit During	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, October 30, 2007 (Inception)	-	$-	$-	$-	$-

Shares issued for cash	3,600,000	3,600	25,400	-	29,000

Shares issued for services	154,639	155	2,845	-	3,000

Net income (loss), October 30, 2007 (Inception) to December 31, 2007				(15,000)	(15,000)

Balance, December 31, 2007	3,754,639	$3,755	$28,245	$(15,000)	$17,000

POLE PERFECT STUDIOS, INC.
(A Development Stage Enterprise)
Statement of Cash Flows
For the period October 30, 2007 (Inception) to December 31, 2007

Cash flows from operations

Net loss	$(15,000)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Common stock issued for services	3,000

Net cash used in operating activities	(12,000)

Cash flows from investing activites	-

Cash flows from financing activities

Proceeds received from issuance of common stock	29,000

Net cash provided by financing activities	29,000

Net increase in cash	17,000
Cash. Beginning of period	-

Cash, end of period	$17,000

Supplemental disclosure of non-cash investing and financing activities:

Issuance of 154,639 shares of common stock for consulting services	$3,000

POLE PERFECT STUDIOS, INC.
(A Development Stage Enterprise)
Statement of  Operations
For the period October 30, 2007 (Inception) to December 31, 2007

Revenues	$-

Expenses:

General, selling, and administrative expenses	15,000

Total expenses	15,000

Net loss	$(15,000)

Net loss per weighted share, basic and fully diluted	$(0.004)

Weighted average number of common shares outstanding, basic and fully diluted	3,754,639

POLE PERFECT STUDIOS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business:

Pole Perfect Studios, Inc. (“Company”) was organized October 30, 2007 under the laws of the State of Nevada for the purpose of owning and operating a chain of female centered dance and fitness studios.  The Company currently has no operations or realized revenues from its planned principle business purpose and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises,” is considered a Development Stage Enterprise.

A summary of the Company’s significant accounting policies is as follows:

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were cash equivalents as of December 31, 2007 of $17,000.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

POLE PERFECT STUDIOS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, “Implementation Guidance for FASB 123 (R).”  The staff believes the guidance in the SAB will assist issuers in their initial implementation of Statement123R and enhance the information received by investors and other users of financial statements, thereby assisting them in making investment and other decisions.  This SAB includes interpretive guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financials instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123 R in an interim period, capitalization of compensation cost related to share based payment arrangements, the accounting for income tax effects of share based payment arrangements upon adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006 or calendar year 2006 for us), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement.  We do not expect that the adoption of SAB No. 108 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009.  We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”). SFAS No. 158 requires companies to recognize in their statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year. Additionally, SFAS No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provision of SFAS No. 158 that will require us to recognize the funded status of our postretirement plans, and the disclosure requirements, will be effective for us as of December 31, 2006.  We do not expect that the adoption of SFAS No. 158 will have a material impact on our financial statements. FAS 123(R) 5 was issued on October 10, 2006.

The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met: (a) There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the anti-dilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b) all holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.  We will evaluate whether the adoption will have any impact on your financial statements.

POLE PERFECT STUDIOS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”).  This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted.  Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operations.

Note 2.	Stockholders’ Equity

Common stock

The authorized common stock of the Company consists of 70,000,000 shares with par value of $0.001.  On November 5, 2007, the Company authorized the issuance of 3,754,639 shares of its $.001 par value common stock.  The three founders paid $29,000 for 3,600,000 shares, or $0.00806 per share.  Two unaffiliated persons acquired 154,639 shares of Common Stock in exchange for $3,000 in services rendered.  This represents a price paid for their shares of $0.0194 per share.  As of December 31, 2007, the shares were unissued and outstanding.

Preferred stock

The authorized preferred stock of the Company consists of 5,000,000 shares with a par value of $.001.  As of the date of this audit, there are no preferred shares issued and outstanding.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2007 and since inception.  As of December 31, 2007 and since inception, the Company had no common shares outstanding.

POLE PERFECT STUDIOS, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note. 3	Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry-forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry-forward period.

The components of the Company’s deferred tax asset as of December 31, 2007 are as follows:

2007
Net operating loss carry-forward	$15,000
Valuation allowance	(12,000)
Net deferred tax asset	$0

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	2007		Since Inception
Tax at statutory rate (35%)		$15,000	$15,000
Increase in valuation allowance		(15,000)	(15,000)
Net deferred tax asset	$		$0

The net federal operating loss carry forward will expire in 2027.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 4.	Related Party Transactions

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

Note 5.	Warrants and Options

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a Company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a Company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.	A willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	A transaction from which the director derived an improper personal profit; and

4.	Willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law, provided, however, that we may modify the extent of such indemnification by individual contracts with our Directors and Officers, and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	Such indemnification is expressly required to be made by law;

2.	The proceeding was authorized by our Board of Directors;

3.	Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.03
Accounting fees and expenses	$3,500.00
Legal fees and expenses	$8,000.00
Miscellaneous	$500.00
Total	$12,003.03

Pole Perfect Studios is paying all expenses of the offering listed above.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on three separate occasions.

Pole Perfect Studios issued 1,200,000 shares of Common stock to Tammy Skalko for $9,667 cash.  Value was determined as an arms length transaction between non-related parties.

Pole Perfect Studios issued 1,200,000 shares of Common stock to James Bashara for $9,667 cash.  Value was determined as an arms length transaction between non-related parties.

Pole Perfect Studios issued 1,200,000 shares of Common stock to Harry Stone II for $9,666 cash.  Value was determined as an arms length transaction between non-related parties.

Pole Perfect Studios issued 77,320 shares of Common stock to Heartland Managed Risk, LLC for $1,500 in services rendered.  Value was determined as an arms length transaction between non-related parties.

Pole Perfect Studios issued 77,319 shares of Common stock to Ramsgate Group, Inc. for $1,500 in services rendered.  Value was determined as an arms length transaction between non-related parties.

EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation

3.2	Bylaws

5.1	Legal Opinion with Consent

14.1	Code of Ethics

23.1	Consent of Accountant

99(b)	Subscription Agreement

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

a.	To include any prospectus required under Section 10(a)(3) of the Securities Act.
b.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Longwood, State of Florida on May 2, 2008.

Pole Perfect Studios, Inc.
(Registrant)

By: /s/ Tammy Skalko
President
Chief Executive Officer
(Chief Accounting Officer)
Chief Financial Officer
Secretary-Treasurer
Director